UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________________

Date of Report (Date of earliest event reported) March 16, 2017

THE BON-TON STORES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of Principal Executive Offices)

717-757-7660

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

This Amendment on Form 8-K/A is an amendment to the Current Report on Form 8-K of The Bon-Ton Stores, Inc. (the “Company”) dated March 15, 2017.

On March 16, 2017, The Nasdaq Stock Market notified the Company that it is withdrawing the March 9, 2017 staff deficiency letter notifying the Company that for the past 30 consecutive business days prior to the date of the letter, the market value of “publicly held” shares of the Company was less than $15 million, which does not meet the requirement for continued listing on The Nasdaq Global Select Market, as required by Nasdaq Listing Rule 5450(b)(3)(C) (the “MVPHS Rule”). The Company continues to remain in compliance with the Nasdaq Global Select Market continued listing requirements.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

99.1 Press Release issued March 17, 2017 regarding Nasdaq’s withdrawal of its March 9, 2017 notice that the Company did not meet continued listing standards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

By:	/s/ Nancy A. Walsh
Nancy A. Walsh
Executive Vice President—Chief Financial Officer

Dated: March 17, 2017

EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release issued March 17, 2017.